EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	Jeffery A. Bryson VP of Investor Relations ScanSource, Inc. 864 286-4305

SCANSOURCE REPORTS SECOND QUARTER RESULTS

*Sales increase 16% to a record $289 million

GREENVILLE, SC—January 22, 2004—ScanSource, Inc. (Nasdaq:SCSC), a leading international distributor of AIDC (automatic identification and data capture), POS (point of sale) and telephony products for the reseller market, today announced financial results for its second fiscal quarter ended December 31, 2003.

QE 12/31/03 capsule:

Net sales	$289.0	million
Net income	$6.7	million
Non-GAAP net income	$7.4	million
Diluted EPS	$0.52	per share
Non-GAAP diluted EPS	$0.58	per share

For the quarter ended December 31, 2003, net sales increased 16% to $289.0 million compared to $250.1 million for the quarter ended December 31, 2002. “We were pleasantly surprised by strong sales this quarter of AIDC products which helped drive international sales growth of 42%, net of the favorable foreign exchange rate,” said Mike Baur, President and CEO of ScanSource. “The North America business unit was led by higher-than-expected demand for telephony products and strong across-the-board sales performance by our AIDC and POS product lines.”

ScanSource Reports Second Quarter Results

Net income, based upon Generally Accepted Accounting Principles (GAAP), increased 15% to $6.7 million for the quarter ended December 31, 2003 versus $5.8 million for the quarter ended December 31, 2002. Diluted earnings per share increased 13% to $0.52 per share, compared to $0.46 in the prior year quarter.

For the quarter ended December 31, 2003, non-GAAP net income, which excludes special charges of $1.25 million ($775,000 net of tax) related to a disputed state sales and use tax assessment, increased 28% to $7.4 million compared to $5.8 million for the quarter ended December 31, 2002. Non-GAAP diluted earnings per share increased 26% to $0.58 per share, compared to $0.46 in the prior year quarter. Please refer to the Company’s statements regarding non-GAAP financial information and the related reconciliation of GAAP results to non-GAAP results located in this release and also located in the Investor Relations section of the Company’s website at www.scansource.com.

Non-GAAP Financial Information

The reconciliation below, and on pages 7 and 8 of this release, shows the adjustments between results calculated using Generally Accepted Accounting Principles (GAAP) and non-GAAP information provided within this release. The non-GAAP data is included with the intention of providing investors a more complete understanding of our operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP.

ScanSource Reports Second Quarter Results

Reconciliation of Non-GAAP Financial Information

(In thousands, except per share data)

	Quarter ended December 31,		Six months ended December 31,
	2003	2002	2003	2002
Net income	$6,667	$5,822	$12,747	$11,813
Sales and use tax dispute, net of tax	775	—	775	—
Channelmax restructuring, net of tax	—	—	1,411	—

Non-GAAP net income	$7,442	$5,822	$14,933	$11,813

Diluted earnings per share	$0.52	$0.46	$1.00	$0.94

Non-GAAP diluted earnings per share	$0.58	$0.46	$1.17	$0.94

Diluted weighted-avg shares outst.	12,942	12,646	12,771	12,527

Forecast for Next Quarter

The Company announced its financial forecast for the third quarter of fiscal 2004. ScanSource expects net revenues for the March 2004 quarter could range from $260 million to $280 million.

Safe Harbor Statement

This news release contains comments that are “forward looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated results. For more information concerning factors that could cause such a difference, see the Company’s annual report on Form 10K filed with the Securities and Exchange Commission.

ScanSource Reports Second Quarter Results

About ScanSource

ScanSource, Inc. is a leading international distributor of specialty technology products, including automatic identification and data capture (AIDC) and point-of-sale (POS) products through its ScanSource sales unit; Avaya voice, data and converged communications products through its Catalyst Telecom sales unit; and converged communications products through its Paracon sales unit.

ScanSource provides both value-added distribution sales and partner services to technology resellers. The Company has two distribution segments: one serving North America from the Memphis distribution center, and an international segment currently serving Latin America and Europe. Founded in 1992, the Company markets products from more than 60 technology manufacturers to over 15,000 value-added technology resellers and is committed to empowering them with tools and services designed to help them grow. For more information, call the toll-free sales telephone number at 800.944.2432 or visit www.scansource.com.

ScanSource Reports Second Quarter Results

SCANSOURCE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2003	June 30, 2003
	(unaudited)
Assets
Current Assets
Cash	$736	$2,565
Trade & notes receivable, net	146,644	129,105
Other receivables	3,144	4,420
Inventories	153,262	152,261
Prepaid taxes	—	870
Prepaid expenses and other assets	1,743	869
Deferred income taxes	8,986	9,498

Total current assets	314,515	299,588
Property and equipment, net	25,767	27,270
Goodwill	9,978	9,841
Other assets including, identifiable intangible assets	8,567	7,648

Total assets	$358,827	$344,347

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$147,621	$151,389
Current portion of long-term debt	871	914
Accrued expenses and other	13,266	12,308

Total current liabilities	161,758	164,611
Deferred tax liability	1,546	1,673
Borrowings under revolving credit facility	19,352	18,118
Long term debt	6,997	7,385

Total liabilities	189,653	191,787
Minority interest	1,034	1,673
Shareholders’ Equity
Common stock	59,933	56,706
Retained earnings	104,053	91,306
Accumulated other comprehensive income	4,154	2,875

Total shareholders’ equity	168,140	150,887

Total liabilities and shareholders’ equity	$358,827	$344,347

ScanSource Reports Second Quarter Results

SCANSOURCE, INC.

CONSOLIDATED INCOME STATEMENTS (UNAUDITED)

(In thousands, except per share data)

	Quarter ended		Six months ended
	December 31,		December 31,
	2003	2002	2003	2002
Net sales	$288,966	$250,117	$565,440	$510,720
Cost of goods sold	258,063	223,207	503,693	453,615

Gross profit	30,903	26,910	61,747	57,105

Selling, general and admin. expenses	20,045	16,467	41,204	36,144

Operating income	10,858	10,443	20,543	20,961

Other expense (income):
Interest expense	284	556	627	1,249
Interest income	(85)	(282)	(246)	(586)
Other (income) expense	57	126	(109)	331

Other expense, net	256	400	272	994

Income before income taxes	10,602	10,043	20,271	19,967
Provision for income taxes	3,935	4,221	7,524	8,154

Net income	$6,667	$5,822	$12,747	$11,813

Per share data:
Basic earnings per share:
Net income	$0.53	$0.49	$1.03	$1.00

Weighted-average shares outstanding	12,508	11,947	12,389	11,822

Diluted earnings per share:
Net income	$0.52	$0.46	$1.00	$0.94

Weighted-average shares outstanding	12,942	12,646	12,771	12,527

ScanSource Reports Second Quarter Results

SCANSOURCE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

Quarter Ended December 31, 2003

(In thousands, except per share data)

	GAAP QE Dec 31 2003	Sales and Use Tax Disposition (a)	Non-GAAP QE Dec 31 2003
Net sales	$288,966		$288,966
Cost of goods sold	258,063		258,063

Gross profit	30,903		30,903

Selling, general & admin.	20,045	(1,250)	18,795

Operating income	10,858		12,108

Other expense (income):
Interest expense	284		284
Interest income	(85)		(85)
Other (income) expense	57		57

Other expense, net	256		256

Income before taxes	10,602		11,852
Provision for income taxes	3,935	475	4,410

Net income	$6,667	$775	$7,442

Per share data:
Basic earnings per share:
Net income	$0.53	$0.06	$0.59

Wtd. avg shares	12,508	12,508	12,508

Diluted earnings per share:
Net income	$0.52	$0.06	$0.58

Wtd. avg shares	12,942	12,942	12,942

(a)	The Company has recently been notified that we will receive an assessment for sales and use tax for the three calendar years ended 2001. Based upon the notification, we have determined a probable range for the disposition of that assessment and for subsequent periods through December 2003. Although the Company is disputing the assess- ment, it has accrued $1.25 million in SG&A. Accordingly, the Company has included this Non-GAAP disclosure.

ScanSource Reports Second Quarter Results

SCANSOURCE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (UNAUDITED)

Six Months Ended December 31, 2003

(In thousands, except per share data)

	GAAP Six Months Ended Dec 31 2003	Sales and Use Tax Disposition (a)	ChannelMax Restructuring Charge (b)	Non–GAAP Six Months Ended Dec 31 2003
Net sales	$565,440			$565,440
Cost of goods sold	503,693			503,693

Gross profit	61,747			61,747

Selling, general & admin.	41,204	(1,250)	(2,275)	37,679

Operating income	20,543			24,068

Other expense (income):
Interest expense	627			627
Interest income	(246)			(246)
Other (income) expense	(109)			(109)

Other expense, net	272			272

Income before taxes	20,271			23,796
Provision for income taxes	7,524	475	864	8,863

Net income	$12,747	$775	$1,411	$14,933

Per share data:
Basic earnings per share:
Net income	$1.03	$0.06	$0.11	$1.21

Wtd. avg shares	12,389	12,389	12,389	12,389

Diluted earnings per share:
Net income	$1.00	$0.06	$0.11	$1.17

Wtd. avg shares	12,771	12,771	12,771	12,771

(a)	The Company has recently been notified that we will receive an assessment for sales and use tax for the three calendar years ended 2001. Based upon the notification, we have determined a probable range for the disposition of that assessment and for subsequent periods through December 2003. Although the Company is disputing the assessment, it has accrued $1.25 million in SG&A. Accordingly, the Company has included this Non-GAAP disclosure.

(b)	The Company incurred special charges of $2.275 million during the quarter ended September 30, 2003 related to the restructuring of the ChannelMax business segment.